JANUS
MEDICAL SYSTEMS

This Partner Agreement ("**Agreement**") is entered into as of 3/19/2012 ("**Effective Date**") between **Janus Medical Systems Pte.**, a private limited company with offices at [10 Anson Road #21-02, International Plaza, Singapore 079903] ("**Janus**") and Global Health Voyager a Delaware corporation with principal offices at [340 N. Camden Dr. #302, Beverly Hills, CA 90210]("**company**").

Recitals

The parties desire, pursuant to the terms and conditions set forth in the Agreement below, to collaborate on the promotion and sales of Atreya EMR Software and other related services

BACKGROUND

A. The Company is a software and electronic medical record company for physician practices delivering Atreya EMR Software and other related services (together the "Products").

B. The Company has developed and desires to advertise, promote, Territory and distribute the company's software products.

C. The Partner desires to obtain the right to act as an independent Partner of the Company's Products with the exclusive right to US Territory, promote and resell the Products on a percentage share on end user sales price between the Company and Partner.

D. Clause headings are included in this Agreement for convenience only and do not affect its construction.

E. References to clauses are references to clauses (as amended) to this Agreement and references to this Agreement

DEFINITIONS

'Intellectual Property Rights'	i. any concept, discovery, invention, process, procedure, development or improvement in process or procedure;
	ii. any data, design, formula, model, plans, drawings, documentation, database, computer program or software (including related preparatory and design materials)

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whether registrable or not and whether or not copyright or design rights subsist in it; and

iii. any idea, method, information or know-how which is made, discovered, created or generated by the Partner during the term of this Agreement whether alone or with others and whether or not in the course of providing the Services which relates to or
affects the business of the Company, and/or Client or which is capable of being used or adapted for use in connection with its/their business;

Company and Partner agree as follows:

1. APPOINTMENT AS PARTNER.
1.1 If approved by Company, on the terms and subject to the conditions set forth herein, Company appoints Partner as an independent, exclusive authorized Partner of the Products in the geographic area identified by the *country entered into the application* hereto ("Territory"), and Partner hereby accepts such appointment. Partner may advertise, promote and resell the Products solely to third party resale entity within the Territory. For purposes of this Agreement, the term "third party resale entity" means an entity that desires to resell the product to End-users. For purposes of this Agreement, the term "End User" means a person or entity that desires to acquire the Products for its own use, rather than for resale or distribution.
1.2 All rights not specifically granted by Company hereunder are reserved by Company. Without limiting the generality of the foregoing, Company reserves the right to advertise, promote, Territory and distribute the Products, and to appoint third parties to advertise, promote, Territory and distribute the Products, worldwide, including in the Territory. Further, Company reserves the right, in its sole discretion, at any time and from time to time, to modify any or all of the Products, or to discontinue the publication, distribution, sale or licensing of any or all of the Products without liability of any kind.

2. ORDERS AND DELIVERY
Partners will be provided with the applicable ordering and delivery information relevant to their order.

3. TERRITORY AND PROMOTION OF PRODUCTS
3.1 Promotion. Partner shall use its best efforts to Territory and promote Products to Reseller in the Territory, including by:
a) attendance by Partner at trade shows at which Partner promotes the Products,
(b) listing the Products in Partner's product lists and Partner's other Territory materials,
(c) advertising the Products in trade journals, magazines, and other appropriate publications, and
d) at Company's request, translating and distributing Company's press releases and other publicity and sales materials in the Territory.

3.2 Territory Practices. Partner will at all times perform hereunder in a professional manner and in accordance with this Agreement and any guidelines issued by Company. Partner will:
(a) conduct business in a manner that reflects favourably at all times on the Products and the good name, goodwill and reputation of Company;
(b) avoid deceptive, misleading or unethical practices that are or might be detrimental to the Company, the Products or the public, including but not limited to disparagement of Company or the Products;
(c) make no false or misleading representation with respect to Company or the Products; and
(d) make no representations with respect to Company or the Products that are inconsistent with Company's end user license agreement for the Products, promotional materials and other literature distributed by Company, including all liability limitations and disclaimers contained in such materials.

3.3 Promotional Materials. Partner consents to the listing of its business name, address, phone number and web site addresses in such Company advertising and promotional materials as Company may determine in its sole discretion, including product literature and Company's web sites.
During the term of this Agreement, Company may provide to Partner promotional materials with respect to Products. Partner may not use the promotional materials for any purpose other than advertising and promoting the Products to End Users in the Territory. Notwithstanding anything to the contrary herein, Partner may not distribute any Partner-created promotional materials with respect to Company or the Products without Company's prior written approval of such materials.

3.4 Permits, Licenses and Compliance with Laws. Partner will, at its sole cost and expense, obtain all permits and licenses necessary in connection with its performance of this Agreement, and will comply with all applicable laws, rules and regulations in the performance of this Agreement. Without limiting the generality of the foregoing, Partner will comply with all applicable export laws.

3.5 Privacy/Data Collection. Partner will at all times during the term of this Agreement maintain appropriate technical and organizational measures to protect any End User data that it collects, accesses or processes in connection with this Agreement against unauthorized or unlawful use, disclosure, processing or alteration. Partner will act only on the Company's instructions in relation to the collection, use, disclosure and processing of any such End User data, but in all instances in accordance with all applicable laws, rules and regulations.

4. OWNERSHIP

As between Company and Partner, all right, title and interest in and to the Products and associated Company promotional materials and documentation, including without limitation all Intellectual Property Rights will remain the property of Company, and such items may only be used by Partner as expressly permitted hereunder. Partner shall not remove, alter or otherwise modify any copyright, trademark or other notices of proprietary interest contained in the Products, Company promotional materials and/or documentation.

5. PRICE AND PAYMENT

5.1 Partner's Customer remits payment to company's Bank account for enable the service to Partner's customer or vice versa.
5.2 Company agrees here to releases payment to partner 40% in every 30(Thirty) days sales price from Partner's assign customer or partner release company 60% in every 30(Thirty) day from his assign customers.
5.3 Payment: All payment must be in Advance from customer.

6. CONFIDENTIAL INFORMATION
6.1 "Confidential Information" Defined. "Confidential Information" includes:
(a) the Products;
(b) any personally identifiable data or information
regarding any End User;
(c) any and all information disclosed by the Company to Partner, in whatever format, that is either identified as or would reasonably be understood to be confidential and/or proprietary;
(d) any notes, extracts, analyses or materials prepared by Partner which are copies of or derivative works of Confidential Information or from which Confidential Information can be inferred or otherwise understood; and
(e) the terms and conditions of this Agreement. "Confidential Information" does not include information received from Company that Partner can clearly establish by written evidence:
(f) is or becomes known to Partner from a third party without an obligation to maintain its confidentiality;
(g) is or becomes generally known to the public through no act or omission of Partner; or
(h) is independently developed by Partner without the use of Confidential Information.

6.2 Partner's Obligations. Partner will make no use of Confidential Information for any purpose except as expressly authorized by this Agreement. Except as expressly provided in this Agreement, Partner will not disclose Confidential Information to any third party and will protect and treat all Confidential Information with the same degree of care as it uses to protect its own confidential information of like importance, but in no event with less than reasonable care. Except as expressly provided in this Agreement, Partner will not use, make or have made any copies of Confidential Information, in whole or in part, without the prior written authorization of Company. In the event that Partner is required to disclose Confidential Information pursuant to law, Partner will notify Company of the required disclosure with sufficient time for Company to seek relief, will cooperate with Company in taking appropriate protective measures, and will make such disclosure in a fashion that maximizes protection of the Confidential Information from further disclosure.

7. DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES, IF ANY, MADE TO THE END USER IN THE APPLICABLE COMPANY END USER LICENSE AGREEMENT, COMPANY MAKES NO OTHER WARRANTIES RELATING TO THE PRODUCTS, EXPRESS OR IMPLIED. COMPANY DISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE AND NON-INFRINGEMENT. NO PERSON IS AUTHORIZED TO MAKE ANY OTHER WARRANTY OR REPRESENTATION CONCERNING THE PRODUCTS OR THE MEDIA ON WHICH PRODUCTS ARE SUPPLIED. PARTNER WILL MAKE NO WARRANTY, EXPRESS OR IMPLIED, ON BEHALF OF COMPANY.

8. LIMITATION OF LIABILITY. COMPANY'S AGGREGATE LIABILITY TO PARTNER UNDER THIS AGREEMENT, WHETHER FOR BREACH OR IN TORT, IS LIMITED TO THE PRICE PAID BY PARTNER FOR THE COPY OF THE PRODUCT WHICH GIVES RISE TO THE CLAIM. IN NO EVENT WILL COMPANY BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF BUSINESS, REVENUE, PROFITS, USE, DATA OR OTHER ECONOMIC ADVANTAGE), HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY, EVEN IF COMPANY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND EVEN IF ANY EXCLUSIVE REMEDY PROVIDED FOR HEREIN FAILS OF ITS ESSENTIAL PURPOSE.

9. INDEMNIFICATION BY PARTNER. Partner will indemnify, defend and hold harmless Company from and against any and all claims, damages and expenses (including reasonable attorneys' fees and costs of litigation) by any third party resulting from any acts or omissions of Partner relating to its activities in connection with this Agreement, Partner's breach of this Agreement, or Partner's misrepresentations relating to Company, the Products or this Agreement, regardless of the form of action. Partner will be solely responsible for any claims, warranties or representations made by Partner or Partner's representatives or agents which differ from the warranties provided by Company in the applicable end user license agreement.

10. INFRINGEMENT. Company agrees to defend or, at its option, settle any claim or action against Partner to the extent arising from a third party claim that a permitted use of a Product by End Users infringes any patent or copyright, provided Company has control of such defense or settlement negotiations and Partner gives Company prompt notice of any such claim and provides reasonable assistance in its defense. In the event of such a claim of infringement, Company, at its option, may provide Partner with substitute Products reasonably satisfactory to Partner to replace those affected Products then in Partner's inventory. Company will not be liable under this Section if the infringement arises out of Partner's activities after Company has notified Partner that Company believes in good faith that Partner's activities will result in such infringement. The foregoing states the entire liability of Company with respect to infringement of intellectual property rights.

11. COMPANY SUPPORT. Company shall offer Partner technical training for the Products from time to time upon reasonable request from Partner at Company's then-current charges for such training. All training will be at Company's offices unless Company, in its sole discretion, agrees to offer training at another location. Partner shall pay all travel, food, lodging, and other costs incurred by its personnel or by Company in connection with such training.

12. COMPANY TRADEMARKS. "Company Trademarks" means all names, marks, logos, designs, trade dress and other brand designations used by the Company in connection with its products and services. In performing its obligations hereunder, Partner may refer to the Products by the associated Company Trademarks, provided that such reference is not misleading and complies with any guidelines issued by Company. Partner is granted no right, title or license to, or interest in, any Company Trademarks. Partner acknowledges and agrees that any use of the Company Trademarks by Partner will inure to the sole

benefit of Company. If Partner acquires any rights in any Company Trademarks by operation of law or otherwise, it will immediately, at no cost or expense to Company, assign such rights to Company along with all associated goodwill.

13. RELATIONSHIP OF PARTIES. This Agreement does not constitute either party the agent of the other, or create a partnership, joint venture or similar relationship between the parties, and neither party will have the power to obligate the other in any manner whatsoever. Partner acknowledges and agrees that its relationship with Company is that of an independent contractor, and Partner will not act in a manner that expresses or implies a relationship other that of an independent contractor. Company and Partner acknowledge and agree that:

(a) Partner is permitted to promote and sell products and services of other companies than Company;

(b) Partner is required to promote Company products or services and not promote and sell the similar services; and

(c) Partner's decision to devote all or some of its business efforts to the company product.

14. TERM AND TERMINATION

14.1 Term. This Agreement shall be effective for a term of one year from the Effective Date. It shall be automatically extended for further one-year terms unless either party gives written notice to the other at least 60 days before the expiration of the initial or any renewal term of the party's intent not to renew.

14.2 Termination. Notwithstanding anything in this Agreement that may be interpreted to the contrary, Company may terminate this Agreement without cause and without liability upon 30 days' prior written notice to Partner. Either party may terminate this Agreement for any material breach of the Agreement that is not cured to the non-breaching party's satisfaction within 10 days of written notice that specifies the breach.

14.3 Effect of Termination. Upon termination of this Agreement, Partner will cease all advertising, Territory and resale of the Products. Termination of this Agreement will not effect either party's rights or obligations with respect to Products distributed by Partner prior to the effective date of the termination.

14.4 No Liability for Termination. Neither party will be liable for any damages arising out of the termination of this Agreement in accordance with this Section 14. Partner acknowledges and agrees that Company is not responsible for Partner's dependence on revenues hereunder, and Partner agrees to release, hold harmless and indemnify Company from any and all claims and liabilities relating to Partner's revenues, financial forecasts or economic value that may result from any termination by Company of this Agreement as permitted hereunder.

14.5 Survival. Expiration or termination of this Agreement will not relieve either party from its obligations arising hereunder prior to such expiration or termination. Rights and obligations which by their nature should survive will remain in effect after termination or expiration of this Agreement.

15. ASSIGNMENT. Neither this Agreement nor any rights or obligations of Partner hereunder shall be assignable or transferable by Partner, in whole or in part, by operation of law or otherwise, without the prior written consent of Company. Any attempted assignment, subcontract or other transfer of this Agreement or any of Partner's rights or obligations

hereunder will be void ab initio and will be considered a material breach of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

16. NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and personally delivered at the principal business addresses designated at the beginning of this Agreement, or mailed by registered or certified mail, return receipt requested, postage prepaid, at the address set forth above, or to such other address or addresses as may be hereafter furnished by one party to the other party in compliance with the terms hereof. Notwithstanding the foregoing, Company may give notice of changes in Prices, Product descriptions, order procedures, delivery procedures and other routine events and procedures by way of printed materials or newsletter.

17. FORCE MAJEURE. Company shall not be liable for failure or delay in performance of any of its obligations hereunder if such delay or failure to perform is caused by circumstances beyond its control. Partner shall be required to accept any delayed shipment or delivery made within a reasonable time.

18. GOVERNING LAWS;
The agreement shall be governed in accordance with the laws of Singapore. Additionally, the Partner agrees to submit to the exclusive jurisdiction of the Courts of Singapore for all disputes arising from, as a result of or in connection with this Agreement.

19. EQUITABLE RELIEF. Partner acknowledges that any breach or threatened breach of this Agreement involving an unauthorized use of Confidential Information or Company intellectual property will result in irreparable harm to Company for which damages would not be an adequate remedy, and therefore, in addition to its rights and remedies otherwise available at law, Company will be entitled to seek injunctive or other equitable relief, as appropriate, and Partner hereby waives the right to require Company to post a bond. If Company seeks injunctive or other equitable relief in the event of a breach or threatened breach of this Agreement by Partner involving an unauthorized use of Confidential Information or Company intellectual property, Partner agrees that it will not allege in any such proceeding that Company's remedy at law is adequate. If Company seeks any equitable remedies, it will not be precluded or prevented from seeking remedies at law, nor will Company be deemed to have made an election of remedies.

20. ENTIRE AGREEMENT; WAIVER. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes and terminates all other prior commitments, arrangements or understandings, both oral and written, between the parties with respect thereto. This Agreement may not be modified or amended except by an instrument in writing executed by each of the parties. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party, their agents or employees, but may be waived only by an instrument in writing signed by an officer of the waiving party. No waiver of any provision of this Agreement on one occasion shall constitute a waiver of any other provision or of the same provision on another occasion.
IN WITNESS WHEREOF, by clicking the agree box both parties have entered into this Agreement as of the Effective Date of being approved.

Signed by Janus Medical Systems Pte. Ltd
Name: Mrs. Seema Singh
Title: CEO
Date: 3/20/2012

Signed by Partner
Name: Ali Moussavi
Title: CEO
Date: 3/19/2012